EXHIBIT INDEX
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1.   Advisory Agreement between Midwest Group Financial Services,
     Inc. and Rogge Global Partners plc for the Global Bond Fund

2.   Administration Agreement between Midwest Group Financial
     Services, Inc. and MGF Service Corp.

3.   Consent of Arthur Andersen LLP

4.   Financial Data Schedule for Short Term Government Income
     Fund

5.   Financial Data Schedule for Intermediate Term Government
     Income Fund - Class A

6.   Financial Data Schedule for Intermediate Term Government
     Income Fund - Class C

7.   Financial Data Schedule for Institutional Government Income
     Fund

8.   Financial Data Schedule for Adjustable Rate U.S. Government
     Securities Fund - Class A

9.   Financial Data Schedule for Adjustable Rate U.S. Government
     Securities Fund - Class C

10.  Financial Data Schedule for Global Bond Fund - Class A

11.  Financial Data Schedule for Global Bond Fund - Class C

12.  Amended Rule 18f-3 Plan Adopted with Respect to the Multiple
     Class Distribution System of the Midwest Group of Funds




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